HCI VIOCARE

NOTICE OF STOCK AWARD

VASILIKI BOUNTRI, you have been granted a stock award of the Common Stock (the “Common Stock”) of HCI Viocare as follows:

Grant number:	0002
Date of Grant:	July 24, 2015
Vesting Commencement Date:	See vesting schedule below
Total Number of Award Shares Granted:	50,000 common shares
Term/Expiration Date:	N/A

VESTING SCHEDULE:  This Award may be issued, in whole or in part, in accordance with the following schedule:

•	16,667 common shares shall vest as of the date of Grant (July 24, 2015);
•	16,667 common shares shall vest on the one year anniversary of the date of Grant (July 24, 2016); and,
•	16,666 common shares shall vest on the two year anniversary of the date of Grant (July 24, 2017).